UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 28, 2005, Bristol-Myers Squibb Company filed a Form 8-K furnishing its press release that announced the Company’s financial results for the second quarter of 2005 and incorporating it therein by reference. Also furnished and incorporated by reference as Exhibit 99.2 was supplemental information posted on the Bristol-Myers Squibb Company’s website at www.bms.com. This supplemental information has been revised to include net sales, months on hand, and demand information for key products as of June 30, 2005 and March 31, 2005 for the Company’s International Pharmaceuticals, Mead Johnson Nutritionals and Related Healthcare reporting segments. The revised supplemental information is furnished and incorporated by reference as Exhibit 99.2 to this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.2.	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Sandra Leung
Name:	Sandra Leung
Title:	Secretary

Dated: September 1, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.2	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com.